EXHIBIT 99.1

GrafTech Reports First Quarter 2025 Results

Delivering on Initiatives to Grow Volume, Increase Market Share and Reduce Costs

BROOKLYN HEIGHTS, Ohio - April 25, 2025 - GrafTech International Ltd. (NYSE: EAF) ("GrafTech," the "Company," "we," or "our") today announced its unaudited financial results for the quarter ended March 31, 2025.
Highlights

•Grew total sales volume 2% year-over-year for the first quarter of 2025; while continuing to expect a low-double digit percentage point year-over-year increase in our sales volume for 2025 on a full-year basis, which would result in cumulative sales volume growth of approximately 25% since 2023.
•Grew sales volume in the United States 25% year-over-year for the first quarter of 2025; expect to outpace this growth rate for sales volume in the United States for 2025 on a full-year basis, reflecting our strategy to actively shift the geographic mix of our business towards this key region.
•Achieved a 21% year-over-year reduction in cash costs per metric ton ("MT") for the first quarter of 2025 and an 11% sequential decline from the fourth quarter of 2024; while continuing to project a mid-single digit percentage point year-over-year decline in our cash costs per MT for 2025 on a full-year basis.
•Ended the first quarter of 2025 with total liquidity of $421 million, which was in line with our expectations and continues to support our ability to manage through the near-term, industry-wide challenges.

First Quarter 2025 Summary
•Sales volume of 24.7 thousand MT
•Net sales of $112 million
•Net loss of $39 million, or $0.15 per share(1)
•Adjusted EBITDA(2) of negative $4 million
•Net cash used in operating activities of $32 million
•Adjusted free cash flow(2) of negative $40 million

EXHIBIT 99.1
CEO Comments
"In the first quarter, we continued to effectively execute our initiatives to expand our sales volume and market share in key regions and further reduce our costs," said Timothy Flanagan, Chief Executive Officer and President. “We are actively shifting the geographic mix of our business to regions where there is an opportunity to capture higher average selling prices, with a particular emphasis on the United States. As a result, we grew our sales volume approximately 25% year-over-year in the United States for the first quarter and expect to continue growing our market share in this key region for the remainder of 2025. In addition, the ongoing success of our cost reduction activities contributed to first quarter cash costs on a per metric ton basis decreasing 21% year-over-year and 11% sequentially from the fourth quarter of 2024."
"More broadly, the steel and graphite electrode industry conditions remain challenging as global economic uncertainty persists and global trade policies remain fluid; however, we are pleased that our products manufactured in our Monterrey, Mexico facility, which are USMCA compliant, remain tariff-free to meet the needs of our customers located in the United States," continued Mr. Flanagan. "Longer term, we remain confident that the steel industry’s ongoing shift toward electric arc furnace steelmaking will continue, driving long-term demand growth for graphite electrodes. The initiatives and actions we are taking today are positioning us well to remain the electric arc furnace industry’s preeminent supplier of high-quality graphite electrode products and technical services. Further, these actions will accelerate our path to normalized levels of profitability as the market recovers."

EXHIBIT 99.1
First Quarter 2025 Financial Performance

(dollars in thousands, except per share amounts)

	Q1 2025	Q4 2024	Q1 2024
Net sales	$111,839	$134,217	$136,584
Net loss	$(39,351)	$(49,476)	$(30,869)
Loss per share(1)	$(0.15)	$(0.19)	$(0.12)
Net cash used in operating activities	$(32,186)	$(26,417)	$(530)

Adjusted net loss(2)	$(34,155)	$(33,143)	$(25,161)
Adjusted loss per share(1)(2)	$(0.13)	$(0.13)	$(0.10)
Adjusted EBITDA(2)	$(3,672)	$(6,859)	$194
Adjusted free cash flow(2)	$(40,274)	$(20,960)	$(11,041)

Net sales for the first quarter of 2025 were $112 million, a decrease of 18% compared to $137 million in the first quarter of 2024. The decline reflected a decrease in our weighted-average realized price, partially offset by higher sales volume.
Net loss for the first quarter of 2025 was $39 million, or $0.15 per share, compared to a net loss of $31 million, or $0.12 per share, in the first quarter of 2024.
Adjusted EBITDA(2) was negative $4 million in the first quarter of 2025, compared to $0.2 million in the first quarter of 2024. The decline primarily reflected lower weighted-average realized prices, partially offset by a 21% reduction in cash costs on a per MT basis for the first quarter of 2025, compared to the same period in 2024.
As it relates to costs, inventory written down in prior periods due to lower of cost or market inventory valuation adjustments had a $7 million favorable impact on cost of goods sold in the first quarter of 2025 as compared to the first quarter of 2024. In addition, the first quarter of 2024 included the recognition of $6 million of fixed manufacturing cash costs related to low production levels that did not recur in the first quarter of 2025. These factors, combined with our ongoing initiatives to reduce our cost structure, were the primary drivers of the year-over-year decline in our cash costs on a per MT basis.
In the first quarter of 2025, net cash used in operating activities was $32 million and adjusted free cash flow(2) was negative $40 million, compared to net cash used in operating activities of $1 million and adjusted free cash flow(2) of negative $11 million in the first quarter of 2024. The year-over-year decline primarily reflected timing-related changes in working capital, including a planned inventory build in the first quarter of 2025.

EXHIBIT 99.1
Operational and Commercial Update

Key Operating Metrics

(in thousands, except percentages)	Q1 2025	Q4 2024	Q1 2024
Sales volume (MT)	24.7	27.2	24.1
Production volume (MT)	28.5	25.1	26.0
Production capacity (MT)(3)(4)	45.0	46.0	45.0
Capacity utilization(5)	63%	55%	58%

Sales volume for the first quarter of 2025 was 24.7 thousand MT, an increase of 2% compared to the first quarter of 2024. For the first quarter of 2025, our weighted-average realized price was approximately $4,100 per MT, a decrease of 20% compared to the first quarter of 2024. The decline reflected the substantial completion in 2024 of long-term sales agreements entered into in prior years, as well as persistent competitive pressures across all of our principal commercial regions. These impacts were partially mitigated by our initiative to actively shift more sales volume to the United States, which remains the strongest region for graphite electrode pricing.
Production volume was 28.5 thousand MT in the first quarter of 2025, an increase of 10% compared to the first quarter of 2024, as we execute our initiative to manage costs by level-loading our production for the year. On a full-year basis, our focus remains on balancing production volume with our expectations regarding sales volume. In addition, we proactively positioned certain inventory in key geographic locations that are subject to uncertainty surrounding global trade policymaking.
Capital Structure and Liquidity
As of March 31, 2025, we had total liquidity of $421 million, consisting of cash and cash equivalents of $214 million, $107 million of availability under our revolving credit facility and $100 million of availability under our senior secured first lien delayed draw term loans. Our strong liquidity position continues to support our ability to manage through the near-term, industry-wide challenges facing GrafTech. As of March 31, 2025, we had gross debt(6) of $1,125 million, with substantially no maturities until December 2029, and net debt(7) of approximately $911 million.

EXHIBIT 99.1
Outlook
Geopolitical uncertainty, particularly as it relates to global trade and tariffs, continues to have a significant impact on broader steel industry trends. As we closely monitor developments and assess their potential impact on the commercial environment for graphite electrodes, we continue to expect demand for graphite electrodes in the near term will remain relatively flat in the key regions in which we operate.
For GrafTech, our expectation remains achieving a low-double digit percentage point year-over-year increase in our sales volume for 2025 on a full-year basis, as we continue to regain market share. This reflects our compelling customer value proposition and our ongoing focus on delivering on the needs of our customers.
As it relates to price, challenging pricing dynamics have persisted in most regions and the pricing environment remains unsustainably low. As a result, we continue to execute actions to accelerate our path to normalized levels of profitability and support our ability to invest in our business. These include initiatives to optimize our order book and actively shift the geographic mix of our business to regions where there is an opportunity to capture higher average selling prices. In addition, as previously announced, we informed our customers in early 2025 of our intention to increase prices by 15% on 2025 volume that was not yet committed as of the date of the announced price increase.
As it relates to costs, we will continue to execute our initiatives to improve our cost structure. Regarding the potential impact of tariffs, reflecting our integrated and global production network that provides us manufacturing flexibility along with proactive measures we have taken across our supply chain, we believe we are well-positioned to minimize the potential impacts imposed by current trade policies. As such, we continue to project a mid-single digit percentage point year-over-year decline in our cash cost of goods sold per MT for 2025 on a full-year basis.
In addition, we will continue to closely manage our working capital levels and capital expenditures. For 2025, we continue to expect the net impact of working capital will be favorable to our full year cash flow performance. We also continue to anticipate our full year 2025 capital expenditures will be approximately $40 million.
Longer term, we remain confident that the steel industry’s efforts to decarbonize will lead to increased adoption of the electric arc furnace method of steelmaking, driving long-term demand growth for graphite electrodes. We also anticipate the demand for petroleum needle coke, the key raw material we use to produce graphite electrodes, to accelerate driven by its utilization in producing synthetic graphite for use in lithium-ion batteries for the growing electric vehicle market. We believe that the near-term actions we are taking, supported by an industry-leading position and our sustainable competitive advantages, including our substantial vertical integration into petroleum needle coke via our Seadrift facility, will optimally position GrafTech to benefit from that long-term growth.

EXHIBIT 99.1
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on April 25, 2025 at 10:00 a.m. (EDT). The webcast and accompanying slide presentation will be available on our investor relations website at: http://ir.graftech.com. The earnings call dial-in number is +1 (800) 717-1738 toll-free in North America or +1 (289) 514-5100 for overseas calls, conference ID: 98149. Archived replays of the conference call and webcast will be made available on our investor relations website at: http://ir.graftech.com. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission ("SEC") and other information available at: www.GrafTech.com. The information on our website is not part of this release or any report we file with or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
________________________

(1)    Loss per share represents diluted loss per share. Adjusted loss per share represents diluted adjusted loss per share.
(2)    A non-GAAP financial measure, see below for more information and reconciliations to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(3)    Production capacity reflects expected maximum production volume during the period depending on product mix and expected maintenance outage. Actual production may vary.
(4)    Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; and Pamplona, Spain.
(5)    Capacity utilization reflects production volume as a percentage of production capacity.
(6)    Gross debt reflects the notional value of our outstanding debt and excludes unamortized debt discount and issuance costs.
(7)    A non-GAAP financial measure, net debt is calculated as gross debt minus cash and cash equivalents (March 31, 2025 gross debt of $1,125 million less March 31, 2025 cash and cash equivalents of $214 million).

EXHIBIT 99.1
Cautionary Note Regarding Forward-Looking Statements
This press release and related discussions may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, future economic performance and short-term and long-term liquidity. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, and anticipated levels of capital expenditures and cost of goods sold. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the cyclical nature of our business and the selling prices of our products, which may decline in the future, and may lead to prolonged periods of reduced profitability and net losses or adversely impact liquidity; the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the possibility that we may be unable to implement our business strategies in an effective manner, including our ability to effectively implement price increases; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including decant oil and petroleum needle coke, and disruptions in supply chains for these materials; our primary reliance on one facility in Monterrey, Mexico for the manufacturing of connecting pins; the cost of electric power and natural gas, particularly in Europe; our manufacturing operations are subject to hazards; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could further deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as a global pandemic, political crises or other catastrophic events; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; our dependence on third

EXHIBIT 99.1
parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are subject to information technology systems failures, cybersecurity incidents, network disruptions and breaches of data security, including with respect to our third-party suppliers and business partners; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of long-lived assets on our balance sheet to changes in the market; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the impact of inflation and our ability to mitigate the effect on our costs; the impact of macroeconomic and geopolitical events on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events; the possibility that the imposition of new or increases of existing custom duties and other tariffs in the countries in which we, our customers and our suppliers operate could adversely affect our operations and results of operations; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; past increases in benchmark interest rates and the fact that any current or future borrowings may subject us to interest rate risk; risks and uncertainties associated with our ability to access the capital and credit markets could adversely affect our results of operations, cash flows and financial condition; the possibility that disruptions in the capital and credit markets could adversely affect our customers and suppliers; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; and our ability to continue to meet NYSE listing standards.
These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this press release and in our Annual Report on Form 10-K that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

EXHIBIT 99.1
Non‑GAAP Financial Measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted net loss, adjusted loss per share, free cash flow, adjusted free cash flow, net debt and cash cost of goods sold per MT are non-GAAP financial measures.
We define EBITDA, a non‑GAAP financial measure, as net loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA, a non-GAAP financial measure, as EBITDA adjusted by any pension and other post-employment benefit ("OPEB") expenses, rationalization and rationalization-related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, stock-based compensation expense, proxy contest expenses and Tax Receivable Agreement adjustments. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities.
Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses or benefits relating to our pension and OPEB plans;
•adjusted EBITDA does not reflect rationalization or rationalization-related expenses;
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect stock-based compensation expense;
•adjusted EBITDA does not reflect proxy contest expenses;

EXHIBIT 99.1
•adjusted EBITDA does not reflect Tax Receivable Agreement adjustments; and
•other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
We define adjusted net loss, a non‑GAAP financial measure, as net loss, excluding the items used to calculate adjusted EBITDA and further excluding debt modification costs, less the tax effect of those adjustments. We define adjusted loss per share, a non‑GAAP financial measure, as adjusted net loss divided by the weighted average diluted common shares outstanding during the period. We believe adjusted net loss and adjusted loss per share are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.
We define free cash flow, a non-GAAP financial measure, as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow, a non-GAAP financial measure, as free cash flow adjusted by payments made for debt modification costs. We use free cash flow and adjusted free cash flow as critical measures in the evaluation of liquidity in conjunction with related GAAP amounts. We also use these measures when considering available cash, including for decision-making purposes related to dividends and discretionary investments. Further, these measures help management, the Board of Directors, and investors evaluate the Company's ability to generate liquidity from operating activities.
We define net debt, a non-GAAP financial measure, as gross debt minus cash and cash equivalents. We believe this is an important measure as it is more representative of our financial position.
We define cash cost of goods sold per MT, a non-GAAP financial measure, as cost of goods sold less depreciation and amortization, less cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes and less rationalization-related expenses, with this total divided by our sales volume measured in MT. We believe this is an important measure as it is used by our management and Board of Directors to evaluate our costs on a per MT basis.
In evaluating these non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to the adjustments in the reconciliations presented below. Our presentations of these non-GAAP financial measures should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other measures of financial performance and liquidity, including our net loss, loss per share, cash flow from operating activities, cost of goods sold and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$214,283	$256,248
Accounts and notes receivable, net of allowance for doubtful accounts of $6,571 as of March 31, 2025 and $7,114 as of December 31, 2024	89,596	93,576
Inventories	254,267	231,241
Prepaid expenses and other current assets	60,397	55,732
Total current assets	618,543	636,797
Property, plant and equipment	928,407	910,247
Less: accumulated depreciation	446,987	427,548
Net property, plant and equipment	481,420	482,699
Deferred income taxes	60,309	53,139
Other assets	47,481	51,639
Total assets	$1,207,753	$1,224,274
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$70,555	$72,833
Accrued income and other taxes	9,203	9,642
Other accrued liabilities	49,818	53,362
Interest payable	19,004	2,070
Tax Receivable Agreement	—	2,022
Total current liabilities	148,580	139,929

Long-term debt	1,088,863	1,086,915
Other long-term obligations	47,712	48,559
Deferred income taxes	24,136	23,971
Tax Receivable Agreement long-term	3,802	3,802
Stockholders’ deficit:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 258,112,957 and 257,263,710 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2,581	2,572
Additional paid-in capital	755,344	755,338
Accumulated other comprehensive loss	(30,813)	(43,359)
Accumulated deficit	(832,452)	(793,453)
Total stockholders’ deficit	(105,340)	(78,902)
Total liabilities and stockholders’ deficit	$1,207,753	$1,224,274

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024

Net sales	$111,839	$136,584
Cost of goods sold	110,765	135,204
Lower of cost or market inventory valuation adjustment	2,783	2,692
Gross loss	(1,709)	(1,312)
Research and development	1,879	1,627
Selling and administrative expenses	14,622	15,277
Rationalization expenses	—	3,145
Operating loss	(18,210)	(21,361)

Other expense (income), net	447	(393)
Interest expense	29,841	15,626
Interest income	(1,935)	(1,524)
Loss before income taxes	(46,563)	(35,070)
Income tax benefit	(7,212)	(4,201)
Net loss	$(39,351)	$(30,869)

Basic loss per common share:
Net loss per share	$(0.15)	$(0.12)
Weighted average common shares outstanding	258,369,101	257,399,365
Diluted loss per common share:
Net loss per share	$(0.15)	$(0.12)
Weighted average common shares outstanding	258,369,101	257,399,365

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flow from operating activities:
Net loss	$(39,351)	$(30,869)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	13,783	13,883
Deferred income tax benefit	(7,310)	(4,581)
Non-cash stock-based compensation expense	580	1,047
Non-cash interest expense	1,948	(1,469)
Lower of cost or market inventory valuation adjustment	2,783	2,692
Other adjustments	3,066	1,122
Net change in working capital*	(5,663)	23,062
Change in Tax Receivable Agreement	(2,022)	(5,417)
Net cash used in operating activities	(32,186)	(530)
Cash flow from investing activities:
Capital expenditures	(10,281)	(10,511)
Proceeds from the sale of fixed assets	29	3
Net cash used in investing activities	(10,252)	(10,508)
Cash flow from financing activities:
Payments for taxes related to net share settlement of equity awards	(213)	(82)
Principal payments under finance lease obligations	(24)	(16)
Net cash used in financing activities	(237)	(98)
Net change in cash and cash equivalents	(42,675)	(11,136)
Effect of exchange rate changes on cash and cash equivalents	710	(552)
Cash and cash equivalents at beginning of period	256,248	176,878
Cash and cash equivalents at end of period	$214,283	$165,190

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$5,396	$8,575
Inventories	(23,371)	25,328
Prepaid expenses and other current assets	(3,860)	4,313
Income taxes payable	(866)	(2,433)
Accounts payable and accruals	103	(29,598)
Interest payable	16,935	16,877
Net change in working capital	$(5,663)	$23,062

EXHIBIT 99.1
NON-GAAP RECONCILIATIONS
(Dollars in thousands, except per share and per MT data)
(Unaudited)
The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Loss to Adjusted Net Loss

	Q1 2025	Q4 2024	Q1 2024

Net loss	$(39,351)	$(49,476)	$(30,869)

Diluted loss per common share:
Net loss per share	$(0.15)	$(0.19)	$(0.12)
Weighted average shares outstanding	258,369,101	257,067,374	257,399,365

Adjustments, pre-tax:
Pension and OPEB plan expenses(1)	628	967	347
Rationalization expenses(2)	—	—	3,145
Rationalization-related expenses(3)	—	—	2,655
Non-cash gains on foreign currency remeasurement(4)	(17)	(507)	(162)
Stock-based compensation expense(5)	580	1,589	1,047
Proxy contest expenses(6)	—	—	210
Tax Receivable Agreement adjustment(7)	11	87	37
Debt modification costs(8)	5,361	18,369	—
Total non-GAAP adjustments pre-tax	6,563	20,505	7,279
Income tax impact on non-GAAP adjustments(9)	1,367	4,172	1,571
Adjusted net loss	$(34,155)	$(33,143)	$(25,161)

Reconciliation of Loss Per Share to Adjusted Loss Per Share

	Q1 2025	Q4 2024	Q1 2024

Loss per share	$(0.15)	$(0.19)	$(0.12)
Adjustments per share:
Pension and OPEB plan expenses(1)	0.01	—	—
Rationalization expenses(2)	—	—	0.01
Rationalization-related expenses(3)	—	—	0.01
Non-cash gains on foreign currency remeasurement(4)	—	—	—
Stock-based compensation expense(5)	—	0.01	0.01
Proxy contest expenses(6)	—	—	—
Tax Receivable Agreement adjustment(7)	—	—	—
Debt modification costs(8)	0.02	0.07	—
Total non-GAAP adjustments pre-tax per share	0.03	0.08	0.03
Income tax impact on non-GAAP adjustments per share(9)	0.01	0.02	0.01
Adjusted loss per share	$(0.13)	$(0.13)	$(0.10)

EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA

	Q1 2025	Q4 2024	Q1 2024

Net loss	$(39,351)	$(49,476)	$(30,869)
Add:
Depreciation and amortization	13,783	16,110	13,883
Interest expense	29,841	37,575	15,626
Interest income	(1,935)	(1,226)	(1,524)
Income taxes	(7,212)	(11,978)	(4,201)
EBITDA	(4,874)	(8,995)	(7,085)
Adjustments:
Pension and OPEB plan expenses(1)	628	967	347
Rationalization expenses(2)	—	—	3,145
Rationalization-related expenses(3)	—	—	2,655
Non-cash gains on foreign currency remeasurement(4)	(17)	(507)	(162)
Stock-based compensation expense(5)	580	1,589	1,047
Proxy contest expenses(6)	—	—	210
Tax Receivable Agreement adjustment(7)	11	87	37
Adjusted EBITDA	$(3,672)	$(6,859)	$194

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

	Q1 2025	Q4 2024	Q1 2024

Net cash used in operating activities	$(32,186)	$(26,417)	$(530)
Capital expenditures	(10,281)	(12,792)	(10,511)
Free cash flow	(42,467)	(39,209)	(11,041)

Debt modification costs(10)	2,193	18,249	—
Adjusted free cash flow	$(40,274)	$(20,960)	$(11,041)

EXHIBIT 99.1

Reconciliation of Cost of Goods Sold to Cash Cost of Goods Sold per MT

	Q1 2025	Q4 2024	Q1 2024

Cost of goods sold	$110,765	$131,698	$135,204
Less:
Depreciation and amortization(11)	12,144	14,466	12,207
Cost of goods sold - by-products and other(12)	8,415	6,094	9,600
Rationalization-related expenses(3)	—	—	2,655
Cash cost of goods sold	90,206	111,138	110,742
Sales volume (in thousands of MT)	24.7	27.2	24.1
Cash cost of goods sold per MT	$3,652	$4,086	$4,595

(1)Net periodic benefit cost for our pension and OPEB plans.
(2)Severance and contract termination costs associated with the cost rationalization and footprint optimization plan announced in February 2024.
(3)Other non-cash costs, primarily inventory and fixed asset write-offs, associated with the cost rationalization and footprint optimization plan announced in February 2024.
(4)Non-cash gains from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(5)Non-cash expense for stock-based compensation awards.
(6)Expenses associated with our proxy contest.
(7)Expense adjustment for future payment to our sole pre-initial public offering stockholder for tax assets that have been utilized.
(8)Debt modification costs related to the December 2024 debt transactions, which are recognized in interest expense on the Condensed Consolidated Statements of Operations.
(9)The tax impact on the non-GAAP adjustments is affected by their tax deductibility and the applicable jurisdictional tax rates.
(10)Cash payments of debt modification costs related to the December 2024 debt transactions, which are recognized in interest expense on the Condensed Consolidated Statements of Operations and recognized in net cash used in operating activities on the Condensed Consolidated Statements of Cash Flows.
(11)Reflects the portion of depreciation and amortization that is recognized in cost of goods sold.
(12)Primarily reflects cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes.

Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com